CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 15, 2002, relating to the financial statements and financial highlights which appear in the May 31, 2002 Annual Reports to the Shareholders and Board of Trustees of the STI Classic Funds, which are also incorporated by reference into the Registration Statement, except for the Statement of Operations of the STI Classic Institutional Short-Term Bond Fund, STI Classic Institutional Super Short Income Plus Fund and STI Classic Institutional U.S. Government Securities Super Short Income Plus Fund, the Financial Highlights of the STI Classic Institutional Short-Term Bond Fund, STI Classic Institutional Super Short Income Plus Fund and STI Classic Institutional U.S. Government Securities Super Short Income Plus Fund, and the Financial Highlights of the STI Classic International Equity Fund, STI Classic Mid Cap Equity Fund and STI Classic Vantage Fund, which statements are included in the Statements of Additional Information and reflect the correction of clerical errors that were contained in such financial statements which were included in such Annual Reports. We also consent to the references to us under the headings "Financial Highlights" and "Independent Public Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 27, 2002